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                                                                    EXHIBIT (99)


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of The Gorman-Rupp Company 401(k) Plan on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Committee Members of the Plan Administrator that administers the Plan certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to such Committee Member's knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operation of the 401(k) Plan as of the dates and for the periods expressed in the Report.



Date:  June 23, 2003                          /s/  JEFFREY S. GORMAN
                                              ----------------------
                                              Jeffrey S. Gorman
                                              Committee Member
                                              (Principal Executive Officer)


                                              /s/  ROBERT E. KIRKENDALL
                                              -------------------------
                                              Robert E. Kirkendall
                                              Committee Member
                                              (Principal Financial Officer)


The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.


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